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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                                     SGN LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "DELAWARE LIMITED LIABILITY COMPANY ACT"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "LIMITED LIABILITY COMPANY") is SGN LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

Executed on: July 12, 2002

                                               /S/ Derek O. Wallen
                                              ----------------------------------
                                              Derek O. Wallen, Authorized Person